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American Shared Hospital Services

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AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 7, 2012

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of Directors, the 2012 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held in the Conference Center, Four Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Thursday, June 7, 2012 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1.	ELECTION OF DIRECTORS. To elect the following six nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

Ernest A. Bates, M.D.	David A. Larson, M.D.
S. Mert Ozyurek	John F. Ruffle
Raymond C. Stachowiak	Stanley S. Trotman, Jr.
2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.
3.	OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors knows of no matters, other than those set forth in paragraphs (1) and (2) above, that will be presented for consideration at the Meeting.

The Board of Directors has fixed the close of business on April 23, 2012 as the Record Date for the determination of shareholders entitled to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors
Willie R. Barnes Corporate Secretary

Dated: April 27, 2012
San Francisco, California

AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

PROXY STATEMENT
2012 ANNUAL MEETING OF SHAREHOLDERS
June 7, 2012

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2012 Annual Meeting of Shareholders scheduled to be held in the Conference Center, Four Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Thursday, June 7, 2012 and at any adjournment or adjournments thereof (the “Meeting”). It is anticipated that this Proxy Statement and the proxy will first be sent to shareholders on or about May 8, 2012.

The matters to be considered and voted upon at the Meeting will be:

1.	To elect six persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.
2.	To ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.
3.	To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 23, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

Revocability of Proxies

A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with the Secretary of the Company either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for shares of the Company’s common stock (the “Common Shares”), who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if the Board of Directors of the Company determines that this is advisable.

Outstanding Securities

The Board of Directors has fixed April 23, 2012 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were estimated to be outstanding and entitled to vote 4,611,560 Common Shares. The Common Shares are the only class of securities entitled to vote at the Meeting.

Vote Required and Voting Procedures

Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting, except as indicated below in connection with the election of directors.

In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Ernest A. Bates, M.D. and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of the six nominees for the Board of Directors named herein and (2) the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

All outstanding shares of the Company’s common stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the two proposals discussed herein:

1.	A shareholder may, with respect to the election of directors, (i) vote for the election of all six nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.
2.	A shareholder may, with respect to the proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present and are counted as a vote against when determining whether a proposal has been approved.

The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

Under the rules of the New York Stock Exchange, the election of directors in an uncontested election is a non-routine item. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for the election of directors cannot exercise discretion to vote for directors. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. In the election of directors, the six candidates receiving the highest number of votes will be elected directors of the Company. The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm requires that a majority of those voting in person or by proxy vote FOR this proposal, provided that an affirmative vote also represents at least a majority of the voting power required to constitute a quorum at the Annual Meeting, in order for this proposal to be approved. Provided that the quorum requirement is satisfied, abstentions and broker non-votes will have no effect on the election of directors, but would have the effect of a “No/Against” vote in the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

The Board of Directors has appointed Alexandra Albrecht of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Annual Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Annual Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Annual Meeting before the voting begins.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s Bylaws provide that there shall be no fewer than five nor more than nine directors and that the exact number shall be fixed from time to time by an amendment to the Bylaws adopted by the Board of Directors. The number of directors currently is fixed at six. There are currently no vacancies on the Board of Directors.

For many years our founder, Ernest A. Bates, M.D., has served as both Chairman and Chief Executive Officer of the Company. The Board believes that Dr. Bates’ intimate knowledge of the Company’s business and customers, and his significant ownership of our common stock, closely align him with the interests of all of our constituencies and position him well to lead the Board, which in turn determines the Company’s overall direction. Since the Chairman and Chief Executive Officer positions are held by the same person, the Board has elected an independent, non-management director as Lead Director to coordinate the activities of the other non-management directors and preside at their meetings. Mr. Ruffle currently serves as Lead Director.

Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board’s committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company’s financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the Securities and Exchange Commission governing financial reporting. The Compensation Committee oversees the structure of the Company’s executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of securities regulators and stock exchanges. While management has the primary responsibility for identifying, assessing and managing risk, the ability of the Board to oversee management in this area is enhanced by the active participation of Dr. Bates as Chairman.

The Board of Directors is proposing the persons named below for election to the Board of Directors. Each of the persons identified below will be nominated for election to serve until the next Annual Meeting of Shareholders and until his successor shall be elected and qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee shall be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Each of the nominees named below has notified the Board of Directors that, if elected, he is willing to serve as a director.

Set forth below is certain information regarding each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED BELOW UNLESS OTHERWISE INSTRUCTED.

Nominees

ERNEST A. BATES, M.D., founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the Company’s incorporation. A board-certified neurosurgeon, he is currently Emeritus Vice Chairman of the Board of Trustees of The Johns Hopkins University and serves on the Board of Visitors of the Johns Hopkins Medical Center and the Johns Hopkins Neurosurgery Advisory Board. He serves on the boards of the University of Rochester and FasterCures. Dr. Bates was appointed to the California Commission for Jobs and Economic Growth and the Magistrate Judge Merit Selection Panel. From 1981 – 1987 he was a member of the Board of Governors of the California Community Colleges, and he served on the California High Speed Rail Authority from 1997 to 2003. Dr. Bates is a member of the Board of Overseers at the University of California, San Francisco, School of Nursing. He is a Partner in Black Coyote Chateau Wines, LLC. He is a graduate of the School of Arts and Sciences of The Johns Hopkins University and the University of Rochester School of Medicine and Dentistry. Dr. Bates is 75 years old. Dr. Bates is the father of former Board Member and current Company Vice President of Sales and Business Development, Ernest R. Bates.

DAVID A. LARSON, M.D., PhD, FACR, FASTRO, was elected to the Board of Directors in 2011. He is currently employed as a radiation oncology physician at the University of California, San Francisco and the Washington Hospital Healthcare System Gamma Knife Program. He is an internationally recognized authority on brain tumors and on central nervous system and body radiosurgery, intensity modified radiotherapy, and highly conformal radiotherapy. He holds a PhD degree in high energy physics from the University of Chicago and an MD degree from the University of Miami School of Medicine. He completed his medical internship at the University of California, San Francisco and his radiation oncology residency training at Harvard Medical School, where he also served as attending physician and instructor. Dr. Larson has been a member of the UCSF academic faculty since 1986, leading to joint professorial appointments in the Departments of Radiation Oncology and Neurosurgery. He has authored more than 200 scientific papers, reviews, and book chapters. He was elected by his peers to the presidency of numerous professional societies, including the American Society for Therapeutic Radiology and Oncology (ASTRO), the Northern California Radiation Oncology Society (NCROS), and the International Stereotactic Radiosurgery Society (ISRS). He is a Fellow in the American College of Radiation Oncolgy (FACRO), the American College of Radiology (FACR), and the American Society for Therapeutic Radiology and Oncology (FASTRO). He has been recognized as one of America’s top doctors every year since 1991. Dr. Larson is 71 years old.

S. MERT OZYUREK was elected to the Board of Directors in 2011. He is currently the President of Ozyurek A.S., the preferred supplier of Elekta Gamma Knife systems to hospitals in Turkey, and EMKA, LLC, an affiliate of Ozyurek A.S. in the United States. Prior to that, he served as Vice President in Ozyurek A.S., overseeing international business and business development. He joined Ozyurek A.S., the family business, and served as a Sales Manager for nine years, after completing military service in the Turkish Air Force. Mr. Ozyurek founded a marble export company in Turkey in 1995. He is a member partner in the subsidiary that the Company has developed for its future operations in Turkey. He received a B.A. degree in Mining Engineering at Middle East Technical University in Ankara, Turkey. Mr. Ozyurek is 37 years old.

JOHN F. RUFFLE has been a director since 1995. He retired in 1993 as Vice-Chairman of the Board and a Director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Co. of New York. He is a Trustee Emeritus of The Johns Hopkins University. From December 1996 to May 2009 he was a member of the board of trustees of certain mutual funds in the J.P. Morgan Family of mutual funds and certain investment funds managed by J.P. Morgan Investment Management, Inc. From March 2004 to January 2007, he was a director for Reckson Associates Realty Corp. Mr. Ruffle graduated from The Johns Hopkins University, has an MBA in finance from Rutgers University, and is a Certified Public Accountant. Mr. Ruffle is 75 years old.

RAYMOND C. STACHOWIAK joined the Board of Directors in 2009. He founded Shared Imaging in 1994 with the purchase of the assets of Shared Imaging Partners, L.P. He has served as President and Chairman since its inception. In December 1999, he acquired Advanced Healthcare Resources, Inc. of Iowa. Together these entities comprise Shared Imaging, LLC. Shared Imaging, LLC is a preferred independent provider of CT, MRI and PET/CT equipment and services. He received his undergraduate degree in Business from Indiana University in 1979 and received an MBA from Indiana University in 1985. Mr. Stachowiak has CPA (Certified Public Accountant), CPIM (Certification in Production and Inventory Management) and CIA (Certified Internal Auditor) certifications. Mr. Stachowiak is 54 years old.

STANLEY S. TROTMAN, JR., has been a director of the Company since 1996. He retired in 2001 from UBS Financial Services, Inc. after it acquired in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He is currently a director of Web MD Health Corp. and Ascend Health Care Corp. Mr. Trotman received his undergraduate degree from Yale University in 1965 and obtained an MBA from Columbia Business School in 1967. Mr. Trotman is 68 years old.

Meetings of the Board of Directors

The Board of Directors of the Company held four regular meetings and one special meeting during 2011. Each director attended at least 75% of the aggregate number of meetings of both the Board of Directors and of the Committees of the Board on which such director served during the year.

Shareholders may communicate with the Board by writing to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Ernest A. Bates, M.D. We encourage directors to attend our annual meeting and all directors attended the 2011 Annual Meeting in person. All shareholder communications to directors are forwarded to them.

Committees of the Board of Directors

The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE Amex Stock Exchange (“AMEX”) enhanced board and board committee independence requirements that became fully applicable to the Company effective July 31, 2005. A majority of our directors are independent under the AMEX rules and Rule 10A-3 under the Securities Exchange Act and each of the Committees described above is comprised of independent directors. The only directors who are not independent under AMEX rules and Rule 10A-3 are Dr. Bates, who is the Company’s Chief Executive Officer, and Mr. Ozyurek, who is not independent due to a business association with a subsidiary of the Company. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These, as well as our Code of Professional Conduct and Ethics, are available on our website at www.ashs.com. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Professional Conduct and Ethics, as well as any waivers for directors or executive officers (including our chief accounting officer and controller and anyone else performing similar functions) within five business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet at least annually without management and the non-independent directors, as required by the AMEX rules. The Lead Director presides at such meetings.

The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee did not meet during 2011. The Compensation Committee during 2011 consisted of Dr. Larson, Mr. Ruffle and Mr. Trotman. Dr. Larson is Chair of the Compensation Committee.

The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. The Compensation Committee did not engage a compensation consultant during 2011. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee also takes into consideration information received from the Company’s Chief Executive Officer. In doing so, however, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board of Directors. The Company adopted a Nominating and Corporate Governance Committee Charter in 2006, which is available on our website. The Nominating and Corporate Governance Committee met once during 2011. In 2012, the Nominating and Corporate Governance Committee recommended to the Board the nominations of Dr. Bates, Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman for election to the Board. During 2011, Dr. Larson, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman served on the Nominating and Corporate Governance Committee. Mr. Trotman is Chair of the Nominating and Corporate Governance Committee.

The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee during 2011 consisted of Dr. Larson, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman. Mr. Ruffle is Chair of the Audit Committee. During the year 2011 the Audit Committee held two regular meetings and four telephonic meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Mr. Ruffle is a “financial expert” and meets the applicable independence requirements of AMEX and Rule 10A-3 under the Securities Exchange Act.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.

The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.

Based on the process described above, the Committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the 2012 Annual Meeting of Shareholders. The Committee and Board concluded that each of the incumbent directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Committee and the Board considered the following factors:

•	The nominees all have extensive experience in guiding business and professional organizations as both executive leaders and board members.
•	The nominees’ experiences reflect a range of occupations and industries, which helps to provide differing viewpoints to help guide the Company. This specifically includes financial services (Mr. Ruffle and Mr. Trotman), health care (Dr. Bates, Dr. Larson, Mr. Ozyurek, Mr. Stachowiak and Mr. Trotman), government and public policy (Dr. Bates, Dr. Larson and Mr. Ruffle), international policy and development (Dr. Bates, Mr. Ozyurek, Mr. Ruffle and Mr. Trotman), and business development (Dr. Bates, Mr. Ozyurek and Mr. Stachowiak).
•	The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (all of the nominees), public company accounting and financial reporting (Mr. Ruffle and Mr. Stachowiak), strategic planning (all of the nominees), operations management (all of the nominees) and corporate governance (all of the nominees).
•	The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and CEO of the Company, brings unparalleled expertise to the board in a variety of areas.

Director Compensation for Fiscal Year 2011

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during the 2011 Fiscal Year.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(4)(5) (d)	All Other Compensation ($) (e)	Total ($) (f)
David A. Larson	20,000	1,575	7,394	0	28,969
S. Mert Ozyurek	20,000	1,575	7,394	0	28,969
John F. Ruffle	20,000	1,575	2,958	0	24,533
Raymond C. Stachowiak	20,000	1,575	2,958	0	24,533
Stanley S. Trotman	20,000	1,575	2,958	0	24,533

(1)	Consists of the annual retainer fees for service as members of the Company’s Board of Directors. Each director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. All directors, with the exception of Mr. Ozyurek, made an election to defer their entire 2011 retainer.
(2)	The amounts in column (c) reflect the grant date fair value dollar amount of stock awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. For further information concerning the restricted stock unit awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(3)	As of December 31, 2011, the following non-employee directors each held unvested stock awards covering 500 shares of the Company’s common stock: Dr. Larson, Mr. Ozyurek, Mr. Ruffle, Mr. Stachowiak and Mr. Trotman.
(4)	The amounts in column (d) reflect the grant date fair value dollar amount of stock option awards granted to each non-employee director, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. The 5,000-share initial stock option awards granted to Dr. Larson and Mr. Ozyurek and the 2,000-share annual stock option awards granted to Messrs. Ruffle, Stachowiak and Trotman during the 2011 fiscal year were at an exercise price per share of $3.15. For further information concerning the stock option awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”
(5)	As of December 31, 2011, the following non-employee directors held options to purchase the indicated number of shares of the Company’s common stock: Dr. Larson, 5,000 shares; Mr. Ozyurek, 5,000 shares; Mr. Ruffle, 21,000 shares; Mr. Stachowiak, 9,000 shares; and Mr. Trotman, 21,000 shares. The options were granted under the Company’s Incentive Compensation Plan. For further information concerning the grant of options to non-employee directors, see the section below entitled “Directors’ Equity Grants.”

Directors’ Annual Retainer Fees

In 2011, non-employee directors earned an annual retainer of $20,000. Each director may choose to have the retainer paid in quarterly cash installments, or make an election prior to the beginning of the year to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, as discussed below. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company.

Deferral Election Program for Non-Employee Board Members

The Company provides a Deferral Election Program for Non-Employee Board Members that is effective for compensation earned for Board service on and after January 1, 2011. The Deferral Election Program is designed to provide non-employee Board members with the opportunity to defer all or a portion of the annual retainer fee they earn for service on the Board and Board committees by converting all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. The deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. The number of restricted stock units to be issued as a result of the deferral election made by each Board member is determined from the closing market price of the Company’s common stock as of the first trading date in January of the calendar year following each election. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the board member’s cessation of Board service. Other provisions in the program include pro-rata calculations for newly elected Board members, the terms of issuance of the Company’s common stock upon cessation of Board service and other miscellaneous provisions.

Directors’ Equity Grants

Under the Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the board, receive an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to the initial award will be determined by the Compensation Committee of our Board of Directors, but will not exceed 10,000 shares for the option component or 3,000 shares for the restricted stock unit component. In addition, on the date of each Annual Shareholders Meeting, each individual who will continue to serve as a non-employee director will automatically be granted an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to the annual award will be determined by the Compensation Committee of our Board of Directors, but will not exceed 3,000 shares for the option component or 750 shares for the restricted stock unit component. There will be no limit on the number of such annual awards any one eligible non-employee director may receive over his or her period of continued service on the Board of Directors, and non-employee directors who have previously been in the Company’s employ will be eligible to receive one or more such annual awards over their period of service on the Board of Directors. Each initial stock option and restricted stock unit award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual stock option and restricted stock award will vest in one installment upon the individual’s completion of one year of board service.

On the day of the 2011 Annual Meeting, non-employee Board members Dr. Larson and Mr. Ozyurek each received an option to purchase 5,000 shares of the Company’s common stock and non-employee Board members Mr. Ruffle, Mr. Stachowiak and Mr. Trotman each received an option to purchase 2,000 shares of the Company’s common stock. The exercise price of these awards was $3.15 per share, the fair market value of the Company’s common stock on that date. Each director also received a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan.

On the day of the 2012 Annual Meeting, upon re-election to the Board, non-employee Board members will each receive an option to purchase 2,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the Annual Meeting, and a grant of 500 restricted stock units pursuant to the terms of the Incentive Compensation Plan.

CERTAIN ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 15, 2012 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for shares of common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Directors and Named Officers
Ernest A. Bates, M.D.(1)(4) Chairman of the Board and Chief Executive Officer	791,070	16.6%
David A. Larson, M.D.(1)(4)	13,520	*
S. Mert Ozyurek(1)(4)	5,500	*
John F. Ruffle(1)(4)	279,586	6.0%
Raymond C. Stachowiak(1)(4)	43,175	*
Stanley S. Trotman, Jr.(1)(4)	224,962	4.8%
Ernest R. Bates(1)(4) Vice President of Sales and Business Development	100,829	2.1%
Craig K. Tagawa(1)(4) Senior Vice President, Chief Operating and Financial Officer	125,672	2.7%
All Current Directors & Executive Officers as a Group (8 people)(4)	1,584,314	31.4%
5% or More Shareholders
Dimensional Fund Advisors LP(5)	234,084	5.1%
Edward A. Corcoran(6)	270,300	5.9%

*	Less than 1%
(1)	The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3700, San Francisco, California 94111.
(2)	Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.
(3)	Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 15, 2012 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.
(4)	Includes shares underlying options that are currently exercisable or will become exercisable within 60 days following April 15, 2012, as follows: Dr. Bates, 177,500 shares; Mr. Bates, 86,500 shares; Dr. Larson, 13,520 shares; Mr. Ozyurek, 5,500 shares; Mr. Ruffle, 31,175 shares; Mr. Stachowiak, 17,425 shares; Mr. Trotman, 31,175 shares; Mr. Tagawa, 104,500 shares; and Directors and Executive Officers as a group, 467,295 shares.
(5)	Based solely on information contained in a Schedule 13G filed on February 14, 2012 by Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(6)	Based solely on information contained in a Schedule 13D filed on October 18, 2011 by Edward A. Corcoran, 116 Iroquois Drive, Clarendon Hills, Illinois 60514.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction.  It is our intent in this Compensation Discussion and Analysis to inform our shareholders of the policies and objectives underlying the compensation programs for our three executive officers, Dr. Ernest A. Bates, Chairman of our Board and our Chief Executive Officer, Craig K. Tagawa, our Chief Financial Officer and Chief Operating Officer, and Ernest R. Bates, our Vice President of Sales and Business Development. The Compensation Committee of our Board of Directors administers the compensation programs for our executive officers with the objective of providing a competitive compensation package. However, we believe that the compensation paid to our executive officers should also be substantially dependent on our financial performance and the value created for our shareholders. For this reason, the Compensation Committee also utilizes our compensation programs to provide meaningful incentives for the attainment of our short-term and long-term strategic objectives and thereby reward those executive officers who make a substantial contribution to the attainment of those objectives.

Compensation Policy for Executive Officers.  We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,
•	provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and
•	ensure that total compensation levels are reflective of our financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

Each executive officer’s compensation package typically consists of three elements: (i) a base salary, (ii) a cash bonus tied to our attainment of financial objectives or the individual officer’s personal performance, and (iii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between our executive officers and our shareholders. In determining the appropriate level for each element of such compensation, the Compensation Committee subjectively reviews and evaluates the level of performance of the Company and the executive’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. Consistent with our philosophy of emphasizing pay for performance, the total compensation packages are designed to pay above the target when the Company exceeds its goals and below the target when the Company does not achieve its goals.

Elements of Compensation.  Each of the three major elements comprising the compensation package for our executive officers (salary, bonus and equity) is designed to achieve one or more of our overall objectives in fashioning a competitive level of compensation, tying compensation to the attainment of one or more of our strategic business objectives and subjecting a substantial portion of the executive officer’s compensation to our financial success as measured in terms of our stock price performance. The manner in which the Compensation Committee has so structured each element of compensation may be explained as follows.

Base Salary.  The Compensation Committee reviews the base salary level of each executive officer each year. The base salary for the executive officers is determined on the basis of their level of responsibility, experience and individual performance. No changes were made in fiscal 2011.

Cash Incentive Compensation.  Because the Compensation Committee believes that the significant interests which Dr. Bates, Mr. Tagawa and Mr. Bates have in our common stock provide them with a substantial incentive to contribute to our financial success and the attainment of our financial goals, the Compensation Committee does not typically implement annual incentive compensation programs for them. From time to time, the Compensation Committee awards cash bonuses in recognition of their personal performance. However, for the 2011 fiscal year, no cash bonuses were awarded by the Compensation Committee to the Company’s executive officers. During 2011, Mr. Tagawa was awarded cash commissions of $70,000 and restricted stock units valued at $30,000 and Mr. Bates was awarded cash commissions of $120,000, all for securing new customer contracts at various sites.

In 2006 the Board approved the Company’s Long Term Incentive Compensation Plan (the “Incentive Plan”), which was subsequently approved by the Company’s shareholders at the 2006 Annual Meeting. The Compensation Committee has the discretion under the Incentive Plan to implement one or more performance periods, each consisting of one or more calendar years up to a maximum of five years. The Compensation Committee will establish the specific performance goals for each performance period and the specific formula for calculating the bonus to which the executive may become entitled within the first ninety days of that performance period, and will establish threshold, target and maximum levels of attainment. The maximum bonus payable per participant will be determined by multiplying the number of calendar years in the performance period by $250,000. To date, we have not used the Incentive Plan.

Equity Compensation.  In 2006 the Board approved the 2006 Stock Incentive Plan (the “2006 Plan”) to replace the Company’s 2001 Stock Option Plan, and the 2006 Plan was approved by our stockholders at the 2006 Annual Meeting. In 2010 the shareholders approved an amendment to the 2006 Plan and, among other things, changed the name of the 2006 Plan to ‘Incentive Compensation Plan’ and increased the number of shares available under the plan. For many years stock option grants were the sole form of equity award granted to our executive officers, and we continue to use stock option grants to provide long-term incentives to our executive officers. However, we structured the Incentive Compensation Plan to provide us with more flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, with the Incentive Compensation Plan, we have a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals, including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. We continue to rely on equity incentives because we believe that such incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. Equity incentives may be awarded under the following programs available in the Incentive Compensation Plan:

Discretionary Grant Program.  Under the discretionary grant program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive such awards, the time or times when those awards are to be made, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award, the maximum term for which the award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Issuance Program.  Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. Performance shares may also be issued under the program in accordance with parameters defined in the Incentive Compensation Plan.

Incentive Bonus Program.  Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program, subject to certain parameters defined in the Incentive Compensation Plan. Cash bonus awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals.

The Compensation Committee reviews and considers equity awards in connection with the annual review of the performance of our executive officers and other key employees. However, there may be variance from this practice when warranted by special circumstances. Each grant is designed to align the interests of the executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. In past years, the equity awards have been in the form of stock options which generally vest and become exercisable in a series of installments over a five year service period, contingent upon the officer’s continued employment with us.

Accordingly, each such option will provide a return to the executive officer only to the extent he remains employed with us during the vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option. No options were awarded to the Company’s executive officers in 2011.

Market Timing of Equity Awards.  The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. As indicated above, awards for existing executive officers and employees are considered in connection with the annual review process which typically occurs in the fourth quarter each year. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. Equity awards for new hires other than executive officers are typically made at the next scheduled Compensation Committee meeting following the employee’s hire date. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.

Executive Officer Perquisites.  It is not our practice to provide our executive officers with any meaningful perquisites.

Other Programs.  Our executive officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.

Deferred Compensation Programs.  We have not implemented any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). The stock options which have been granted to date to our executive officers have been structured so as to qualify as performance-based compensation. Non-performance-based compensation paid to such officers for 2011 did not exceed the $1.0 million limit per officer. However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonuses under the 2006 Incentive Plan or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Summary Compensation Information for Fiscal Year 2011

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 2011 by the Company’s Chief Executive Officer, Chief Operating and Financial Officer, and Vice President of Sales and Business Development. No other individuals who would have been includable in such table on the basis of total compensation for the 2011 Fiscal Year but for the fact that they were no longer serving as executive officers at the end of the 2011 Fiscal Year are required to be included. The listed individuals are hereinafter referred to as the “named executive officers.”

Name and Principal Position (a)	Year (b)	Salary ($)(1)(2) (c)	Bonus ($) (d)	Option Awards ($) (e)	All Other Compensation ($)(3) (f)	Total ($) (g)
Ernest A. Bates, M.D., Chairman of the Board and Chief Executive Officer	2011	475,000	0	0	32,553	507,553
	2010	475,000	0	0	34,507	509,507
Craig K. Tagawa, Chief Operating Officer and Chief Financial Officer	2011	400,000	0	0	11,062	411,062
	2010	325,000	0	0	11,060	336,060
Ernest R. Bates, Vice President of Sales and Business Development	2011	370,000	0	0	16,556	386,556
	2010	275,000	0	0	11,060	291,556

(1)	Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)	Amounts include sales commissions in 2011 of $100,000 for Mr. Tagawa and $120,000 for Mr. Bates, and in 2010, $25,000 each for Mr. Tagawa and Mr. Bates.
(3)	The amounts in column (f) include matching contributions under the Company’s 401K plan, automobile and parking allowance, income attributable to life insurance coverage paid by us, personal use of the Company’s leased apartment, and premiums paid by the Company for long term disability coverage.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information concerning outstanding equity awards held by the named executive officers as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Ernest A. Bates, M.D.	120,000	30,000	$3.036	December 5, 2014
	37,500	12,500	$2.959	March 7, 2015
Craig K. Tagawa	14,500	0	$6.16	June 15, 2015
	80,000	20,000	$2.76	December 5, 2014
Ernest R. Bates	48,333	1,667	$6.50	February 7, 2014
	20,000	5,000	$2.76	December 5, 2014
	2,000	0	$6.17	June 28, 2016
	8,000	0	$6.16	June 16, 2015
	4,000	0	$5.50	June 16, 2014

(1)	The options vest in five equal annual installments over the five year period measured from their issue date (which was seven years before the expiration date, or ten years in the case of Mr. Tagawa’s award expiring in 2015), provided each employee continues to provide services to the Company through each applicable vesting date. None of the options authorized under these awards had been exercised as of December 31, 2011.

Grants of Plan-Based Awards

There were no stock options or stock awards granted in 2011 to any of the named executive officers.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect or (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested award (the excess of the fair market value of that award over the exercise or base price in effect for the award) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for that award. In addition, all unvested awards under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those awards are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding equity award under the Stock Issuance Program, including restricted stock units, will vest as to the number of shares of common stock subject to that award immediately prior to the change in control and the underlying shares will become immediately issuable, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above.

The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

Options originally granted under our 1995 and 2001 Stock Option Plans provide that in the event of (i) a change in control of the Company in which the holders of the Company’s common stock receive consideration other than shares of common stock registered under Section 12 of the Securities Exchange Act of 1934, (ii) any person acquiring beneficial ownership of 25% or more of either the Company’s outstanding common stock or the Company’s outstanding voting securities, or (iii) a hostile take-over of the Company’s board, options will be cancelled in exchange for a cash payment from the Company in an amount equal to the number of shares of common stock at that time subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to the stockholders of the Company in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control over the exercise price per share of common stock in effect under that option.

There are no unvested options held by named executive officers remaining under the 1995 plan or the 2001 plan.

Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2011 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance
Equity compensation plans approved by security holders(1)	606,501	(2)	$3.59	(3)	974,456	(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	606,501		$3.59		974,456

(1)	Consists of our Incentive Compensation Plan.
(2)	Includes 28,821shares of our common stock subject to restricted stock unit awards that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service.
(3)	Calculated without taking into account 28,821 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.
(4)	Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

Section 16(a) Beneficial Ownership Reporting Compliance

Reports filed under the Exchange Act and received by the Company on or after January 1, 2011, indicate that during 2011 directors, officers and 10% shareholders of the Company filed all required reports within the periods established by applicable rules, with the following exceptions: (1) on January 3, 2011 Craig Tagawa acquired 10,490 shares of common stock, which was not reported to the SEC until May 10, 2011; and (2) on April 15, 2011, Ernest A. Bates, M.D. disposed of 24,000 shares of common stock, which was not reported to the SEC until April 21, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions as defined under Securities and Exchange Commission rules and regulations. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Audit Committee must review the material facts of any such transaction and approve that transaction.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying transactions with the Company in which the director or officer or their family members have a conflict of interest. The Company reviews the questionnaire for potential related party transactions. In addition, at any scheduled meeting of the Audit Committee, management may recommend related party transactions to the committee, including the material terms of the proposed transactions, for its consideration.

In making its decision to approve or ratify a related party transaction, the Audit Committee will consider all relevant facts and circumstances available to the committee, including factors such as the aggregate value of the transaction, whether the terms of the related party transaction are no less favorable than terms generally available in an arms’ length transaction and the benefit of such transaction to us.

Related Party Transactions in 2011

In 2010, the policy committee of GK Financing reviewed and approved the purchase of Elekta equipment by one of its subsidiaries, EWRS Tibbi Cihazler Ticaret Ltd. Sti. (“EWRS Turkey”), from Ozyurek A.S. for a total of approximately $7,900,000. Mr. Ozyurek, who was elected to our Board of Directors in 2011, is the President and 36% owner of Ozyurek A.S.; however, he had not been nominated for and was not a member of the Board of Directors at the time of the transaction. In addition to being our director, Mr. Ozyurek, through a subsidiary of Ozyurek A.S., also owns 30% of GK Financing’s subsidiary, EWRS, LLC, which is the parent of EWRS Turkey.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein.

The Audit Committee of the Board of Directors consists of four directors, all of whom are ‘independent’ as defined in the listing standards of the AMEX. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint independent auditors, to review the reports of such auditors, and to review annually the Audit Committee charter. During 2011, the Audit Committee held six meetings, four of which were held telephonically. Mr. Ruffle is Chair of the Audit Committee.

The Audit Committee reviewed and held discussions with management and the independent auditors regarding the financial statements of the Company for the fiscal year ended December 31, 2011. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, the Committee received assurances that the independent auditors reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.

The Company’s independent auditors provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the Securities and Exchange Commission, and the Audit Committee satisfied itself as to the auditors’ independence.

The Audit Committee discussed with the Independent Registered Public Accounting Firm all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent auditors’ examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for the examination of those statements.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

John F. Ruffle (Chairman)
David A. Larson, M.D.
Raymond C. Stachowiak
Stanley S. Trotman, Jr.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012, subject to shareholder ratification at the Meeting.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.

The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2011 and 2010 are as follows:

	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total Fees
2011	$135,000	$0	$72,000	$0	$207,000
2010	$134,000	$0	$71,000	$0	$205,000

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees were primarily related to meetings with the audit committee, attendance at the annual stockholder meeting, accounting advice, review of a comment letter received from the SEC and advice related to Section 404 of the Sarbanes-Oxley Act.
(3)	Consists of tax compliance and preparation and other tax services.
(4)	Consists of fees for all other services other than those reported above.

All of the above services were approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves services performed by the Company’s Independent Registered Public Accounting Firm in order to assure that the provision of such services and related fees do not impair the Independent Registered Public Accounting Firm’s independence. The Independent Registered Public Accounting Firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the Independent Registered Public Accounting Firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Securities and Exchange Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012 UNLESS OTHERWISE INSTRUCTED.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than January 11, 2013. Pursuant to Rule 14a-4(c) of the Exchange Act, shareholders who intend to present a proposal at the 2013 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify the Company of such proposal not later than March 26, 2013, so long as the 2013 Annual Meeting is not advanced or delayed by more than 30 days from June 7, 2013 (the anniversary date of the prior year’s annual meeting). If the Company does not receive notification of the proposal within that time frame, the proxy holders will be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2013 Annual Meeting. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; and any material interest of the shareholder in the business.

ANNUAL REPORT

The Company’s 2011 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board of Directors
Willie R. Barnes Corporate Secretary

Dated: April 27, 2012
San Francisco, California

0

AMERICAN SHARED HOSPITAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) ERNEST A. BATES, M.D. AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON JUNE 7, 2012 AT 9:00 AM PACIFIC DAYLIGHT TIME AT THE CONFERENCE CENTER, FOUR EMBARCADERO CENTER, SAN FRANCISCO, CA 94111, OR ANY ADJOURNMENTS THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY PRESENT, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SIX PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS AND "FOR" THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, SUBJECT TO THE PROXYHOLDER'S DISCRETIONARY AUTHORITY TO CUMULATE VOTES, "FOR" THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, AND WILL HAVE THE EFFECT OF WITHHOLDING DISCRETIONARY AUTHORITY TO CUMULATE VOTES, "FOR" THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

AMERICAN SHARED HOSPITAL SERVICES

June 7, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.ashs.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000001000 5   060712

The Board of Directors recommends a vote FOR election of the directors nominated herein, and FOR the ratification of the independent registered public accounting firm.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)
To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. If no direction is made, this proxy will be voted FOR the election of directors recommended herein, and FOR Proposal No. 2.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.